Exhibit 99.1

Warren Resources, Inc., et al.

Debtor-in-possession Budget

Report Date: 07/07/2016 (v.18.4)

United States Dollar ($ Million)	Week ending	Jun-05	Jun-12	Jun-19	Jun-26	Jul-03	Jul-10	Jul-17	Jul-24	Jul-31	Aug-07	Aug-14	Aug-21	Aug-28	Sep-04	Sep-11	Sep-18	Sep-25	Oct-02	Oct-09	Oct-16	Oct-23	Oct-30	Nov-06	Total ending period - 23
	Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23
	Reporting	Actual	Actual	Actual	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
Production Receipts		—	—	0.0	3.1	2.1	0.0	—	3.2	2.1	—	0.0	3.3	2.6	—	0.0	—	6.2	—	—	0.1	3.3	3.0	—	29.1
Joint Interest Billing Receipts		0.0	—	0.0	—	0.1	—	—	0.4	—	—	—	0.4	—	—	—	—	0.4	—	—	—	0.4	—	—	1.7
Hedge Proceeds and Other Operating Receipts		1.2	0.1	1.6	—	0.3	0.1	—	—	0.2	—	0.0	—	0.2	—	0.0	—	0.2	—	—	—	—	0.2	—	4.1

Total Operating Receipts		1.2	0.1	1.7	3.1	2.5	0.1	—	3.6	2.2	—	0.1	3.7	2.8	—	0.0	—	6.7	—	—	0.1	3.7	3.2	—	34.9

Lease operating expenses		—	(0.5)	(0.4)	(0.4)	(1.0)	(0.4)	(1.2)	—	(2.7)	—	—	(1.6)	—	(3.1)	—	(1.6)	—	(1.9)	—	(1.6)	—	(1.6)	—	(17.7)
Ad Valorem Taxes		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1.6)	—	(1.6)
Severance Taxes		—	—	—	(0.0)	(0.0)	(0.0)	—	—	(0.0)	—	(0.2)	—	(0.0)	—	—	—	(0.0)	(0.0)	—	—	—	(0.0)	(0.0)	(0.4)
Royalties		—	(0.5)	—	(0.0)	(1.0)	(0.0)	—	—	(1.5)	—	—	—	—	(1.5)	—	—	—	(1.7)	—	—	—	(1.8)	—	(8.1)
General and administrative expense		(0.0)	0.0	(0.1)	(0.0)	(0.1)	(0.2)	(0.1)	—	(0.2)	—	—	(0.4)	—	(1.4)	—	(0.4)	—	(0.2)	—	(0.4)	—	(0.3)	—	(3.8)
Salaries		(0.0)	(0.3)	(0.0)	(0.3)	(0.0)	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)	—	(0.3)	—	(3.3)

Total Operating Disbursements		(0.0)	(1.2)	(0.5)	(0.8)	(2.1)	(0.9)	(1.3)	(0.3)	(4.4)	(0.3)	(0.2)	(2.2)	(0.0)	(6.3)	—	(2.2)	(0.0)	(4.2)	—	(2.3)	—	(5.5)	(0.0)	(35.0)

Net Cash Flow From Operations		1.2	(1.1)	1.1	2.3	0.4	(0.8)	(1.3)	3.3	(2.2)	(0.3)	(0.2)	1.4	2.8	(6.3)	0.0	(2.2)	6.7	(4.2)	—	(2.2)	3.7	(2.3)	(0.0)	(0.1)

Debt Service		—	—	(0.0)	—	—	—	—	—	(0.0)	—	—	—	—	(0.6)	—	—	—	(0.0)	—	—	—	—	(1.1)	(1.8)
Restructuring Disbursements		(0.9)	—	—	—	(5.6)	(0.1)	(0.4)	—	(3.8)	—	—	—	—	(3.3)	—	—	—	(3.2)	—	—	—	(1.4)	(10.1)	(29.0)

Total Non-Operating Disbursements		(0.9)	—	(0.0)	—	(5.6)	(0.1)	(0.4)	—	(3.8)	—	—	—	—	(4.0)	—	—	—	(3.3)	—	—	—	(1.4)	(11.2)	(30.8)

Net Cash Flow		0.3	(1.1)	1.1	2.3	(5.2)	(0.9)	(1.7)	3.3	(6.0)	(0.3)	(0.2)	1.4	2.8	(10.3)	0.0	(2.2)	6.7	(7.5)	—	(2.2)	3.7	(3.7)	(11.2)	(30.8)

Debtor-In-Possession Facility Drawdown		—	—	—	—	—	—	—	—	—	—	—	—	—	1.0	—	2.0	—	1.0	—	2.0	—	—	12.0	18.0
Movement in Restricted Cash		—	—	10.0	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10.0

Opening Cash Balance		3.8	4.0	2.9	14.1	16.4	11.2	10.3	8.6	11.9	5.9	5.6	5.5	6.9	9.7	0.4	0.5	0.2	7.0	0.5	0.5	0.3	3.9	0.2	3.8

Ending Cash Balance		4.0	2.9	14.1	16.4	11.2	10.3	8.6	11.9	5.9	5.6	5.5	6.9	9.7	0.4	0.5	0.2	7.0	0.5	0.5	0.3	3.9	0.2	1.0	1.0

Restricted Cash		10.0	10.0	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Debtor-In-Possession Facility Availability		20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	20.0	19.0	19.0	17.0	17.0	16.0	16.0	14.0	14.0	14.0	2.0	2.0